UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 30, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, Sun Communities, Inc. (the “Company”) hereby files (i) the following financial statement information relating to the pending acquisition of 59 manufactured home communities from Green Courte Real Estate Partners, LLC (“Fund I”), GCP REIT II (“Fund II”), GCP REIT III (“Fund III” and collectively with Fund I and Fund II, the “Funds”), American Land Lease, Inc. and Asset Investors Operating Partnership, L.P. (the latter two, collectively with the Funds, the “Green Courte Entities”), as previously reported in a Current Report on Form 8-K dated July 30, 2014 and filed on August 5, 2014, and (ii) and pro forma financial information of the Company to give effect to the transactions involving the Green Courte Entities. As these properties will be directly or indirectly owned or managed by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.
The Company expects the acquisition to occur in two separate closings. The first closing with respect to 34 communities is expected to occur on the later of (x) October 15, 2014, or (y) 10 business days after a loan assumption approval is obtained for a sufficient number of projects as set forth in the Omnibus Agreement, but not later than December 31, 2014 (or such earlier date determined by the Company upon notice to the Green Courte Entities). The second closing with respect to the remaining 25 communities is expected to occur on January 6, 2015. The consummation of this acquisition is subject to certain confirmatory diligence and customary closing conditions, including obtaining third party consents. As a result, there can be no assurances as to the actual closings or the timing of either of the closings.

(a)	Financial Statements of Business Acquired

•	Report of Deloitte & Touche, LLP, Independent Auditors

•	Combined Statements of Revenue and Certain Operating Expenses for the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013

•	Notes to the Combined Statements of Revenues and Certain Operating Expenses

(b)	Unaudited Pro Forma Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Sun Communities, Inc. as of June 30, 2014

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations of Sun Communities, Inc. for the six months ended June 30, 2014

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations of Sun Communities, Inc. for the year ended December 31, 2013

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Sun Communities, Inc.

(d)	Exhibits

Exhibit No.	Description
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*

Exhibit No.	Description
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.1	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership*
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares*
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A. *
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership*
23.1	Consent of Deloitte & Touche LLP
*Previously filed.

INDEPENDENT AUDITORS' REPORT
To the Stockholders of Sun Communities, Inc.:
We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of Green Courte Communities (the "Portfolio"), a combination of entities combined on the basis of common management of American Land Lease, Inc., for the year ended December 31, 2013, and the related notes to the combined financial statement.
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this combined financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the combined financial statement for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of a Matter
We draw attention to Note 2 of the combined financial statement, which describes the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ Deloitte & Touche LLP
September 17, 2014

GREEN COURTE COMMUNITIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2014 (unaudited) AND FOR THE
YEAR ENDED DECEMBER 31, 2013
(In thousands)

	(Unaudited)
	Six Months Ended	Year Ended
	June 30, 2014	December 31, 2013

Revenues
Income from real property	$51,443	$96,393
Rental home revenue	1,072	992
Ancillary revenues, net	(77)	(437)
Interest	340	644
Brokerage commissions and other, net	560	642
Total revenues	$53,338	$98,234

Certain Operating Expenses
Property operating and maintenance	$11,783	$23,919
Real estate taxes	4,537	8,721
Rental home operating and maintenance	373	493
Interest expense	16,218	34,625
Total certain operating expenses	32,911	67,758

Revenues in excess of certain operating expenses	$20,427	$30,476

See accompanying Notes to the Combined Statements of Revenues and Certain Operating Expenses

GREEN COURTE COMMUNITIES
NOTES TO THE COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2014 (unaudited)
AND FOR THE YEAR ENDED DECEMBER 31, 2013

1.	Organization and Description of Business

In July 2014, Sun Communities, Inc. (the “Company”) entered into several agreements (the "Agreements") to acquire entities that own 59 manufactured home communities (the "Communities" or the "Portfolio") from Green Courte Real Estate Partners, LLC (“Fund I”), GCP REIT II (“Fund II”), GCP REIT III (“Fund III” and collectively with Fund I and Fund II, the “Funds”), American Land Lease, Inc. and Asset Investors Operating Partnership, L.P. (the latter two, collectively with the Funds, the “Green Courte Entities”). The Portfolio is not a legal entity but rather a portfolio of real estate entities engaged in the ownership and operation of manufactured home communities included in multiple private equity funds sponsored by Green Courte Partners, LLC ("GCP"). The Portfolio leases individual parcels of land (“sites”) to customers for placement of manufactured homes. The Portfolio consists of 59 manufactured home communities comprising over 19,000 sites (unaudited) in eleven states (unaudited), including nearly 11,000 sites (unaudited) located in Florida (unaudited). Approximately 14,000 sites (unaudited), or 71% (unaudited), of the Portfolio is included in age-restricted communities.

The combined statements of revenues and certain operating expenses presented herein represent the combination of all of the manufactured home communities and related operations acquired pursuant to the Agreements from the private equity funds sponsored by GCP, including American Land Lease, Inc., a Delaware corporation (“ALL, Inc.”), a former NYSE-listed self-administered and self-managed real estate investment trust (“REIT”) engaged in the acquisition, ownership, development, expansion and operation of land-lease communities until it was acquired by an affiliate of GCP in March 2009. These private equity funds include: (i) Green Courte Real Estate Partners, LLC (“GCREP I”), (ii) Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC and GCP Fund II Non-REIT, LLC (“GCREP II”), and (iii) Green Courte Real Estate Partners III, LLC, GCP Fund III REIT, LLC and GCP Fund III Non-REIT, LLC (“GCREP III”) (collectively, the “Green Courte Investment Funds”). ALL, Inc., which is a wholly-owned subsidiary of GCREP II, provides day-to-day operations and strategic management for each of the manufactured home communities owned by the Green Courte Investment Funds.

The following table summarizes the number of communities and sites included in the Portfolio as of June 30, 2014 (unaudited):

	Number of	Number of
	Communities	Sites
GCREP I	19	6,316
GCREP II	10	3,070
GCREP II-ALL, Inc.	23	8,655
GCREP III	7	1,463

Total	59	19,504

2.	Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Operating Expenses (“Historical Summary”) have been prepared for purposes of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Combined Statements of Revenues and Certain Operating Expenses are combined herein because the properties are under common management. The Historical Summary is not representative of the actual operations for the periods presented as revenues and certain operating expenses not expected to be incurred in the future operations of the Portfolio have been excluded. The Historical Summary includes the historical revenues and certain operating expenses of the Portfolio, exclusive of certain interest income, interest expense on mortgage loans not to be assumed by the Company, depreciation and amortization, amortization of above-market and below-market leases, and other overhead costs not directly related to the future operations of the Portfolio. All intercompany transactions have been eliminated in combination.

3.	Summary of Significant Accounting Policies

Revenue Recognition - Management accounts for leases with residents as operating leases. Rental income attributable to site and home leases is recorded when earned from tenants. Leases entered into by tenants are typically for one-year terms and are generally automatically renewed for additional one-year terms. For the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013, approximately 56% and 12% of the Portfolio’s income from real property was generated by communities located in Florida and Arizona, respectively.
Revenues generated from memberships, daily greens fees, cart rentals, and merchandise sales at golf courses located within our communities are recognized when earned and included in ancillary revenues, net of related expenses, on the accompanying Historical Summary.
Interest revenues related to loans to homeowners (“Chattel Loans”) accrue on the unpaid principal balance in accordance with the terms of the underlying loan agreements and is included as interest revenues on the accompanying Historical Summary.
The Portfolio generates revenue from brokered resale of existing homes in the communities. Revenues from commissions on brokered resale transactions are recognized at the closing of the sales transaction. Gross commissions revenue was approximately $0.9 million and $1.5 million for the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013, respectively. Commission expense related to the brokered resales was approximately $0.4 million and $0.8 million for the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013, respectively. Brokerage commissions are presented net of the related commissions expense on the accompanying Historical Summary.
Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates.
Bad Debts - The recoverability of rent and other customer receivables is evaluated whenever events occur or there are changes in circumstances such that management believes it is probable that it will be unable to collect all amounts due according to the contractual terms of the lease or other agreements. Management calculates bad debts on notes and other receivables, including Chattel Loans secured by manufactured homes within the communities, based on historical delinquency and loss severity trends, net of the value of the underlying collateral. Management regularly reviews these assumptions and may adjust estimates as additional information becomes available.
Unaudited Interim Combined Statement - The Historical Summary for the six months ended June 30, 2014 is unaudited. In the opinion of management, the Historical Summary reflects all adjustments necessary for the fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature. The results of operations are not necessarily indicative of the results to be expected for a full year of operations for the Portfolio.

4.	Interest Expense

The interest expense included in the Historical Summary is based on mortgage loans expected to be assumed by the Company, which were outstanding during the periods presented. As of June 30, 2014, the outstanding balance of mortgage notes expected to be assumed was approximately $548.5 million (unaudited). The weighted average interest rate on these mortgage notes as of June 30, 2014 and December 31, 2013, was approximately 5.88% per annum (unaudited) and 5.88% per annum, respectively. At June 30, 2014, these mortgage notes bear interest at rates ranging from 3.83% to 6.54% per annum and mature on various dates ranging from 2015 to 2025 (unaudited).

5.	Commitments and Contingencies
Legal Contingencies - The Portfolio is party to various legal actions resulting from its operating activities. The Company believes these actions are routine litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which is expected to have a material adverse effect on the Portfolio’s results of operations.

6.	Subsequent Events
The Portfolio has been evaluated for subsequent events through September 17, 2014, the date the Historical Summary was available to be issued.

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

In July 2014, the Company entered into an Omnibus Agreement with the Green Courte Entities to acquire 59 manufactured home communities owned directly or indirectly by the Green Courte Entities. The communities comprise over 19,000 sites in eleven states, including nearly 11,000 sites located in Florida. Over 14,000 sites, or 71%, of the communities are age-restricted. In addition, in connection with such transaction, the Company entered into a Subscription Agreement with Green Courte Real Estate Partners III, LLC relating to its purchase at the second closing of no less than 150,000 shares of the Company’s common stock at a purchase price of $50 per share and no less than 200,000 Series A-4 Prefered OP Units at a purchase price of $25 per unit.
The Company expects the acquisition to occur in two separate closings. The first closing with respect to 34 communities is expected to occur on the later of (x) October 15, 2014, or (y) 10 business days after a loan assumption approval is obtained for a sufficient number of Communities as set forth in the Omnibus Agreement, but not later than December 31, 2014 (or such earlier date determined by the Company upon notice to the Green Courte Entities). The second closing with respect to the remaining 25 communities and the transactions under the Subscription Agreement is expected to occur on January 6, 2015. The consummation of this acquisition is subject to certain confirmatory diligence and customary closing conditions, including obtaining third party consents. As a result, there can be no assurances as to the actual closings or the timing of either of the closings.
The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is presented as if the Company acquired the Communities on June 30, 2014. The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 are presented as if the Company had acquired the Communities on January 1, 2013. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2014
(In thousands)

	(Unaudited)	Pro Forma		Pro Forma
	June 30, 2014 (A)	Adjustments		June 30, 2014
ASSETS
Investment property, net	$1,899,783	$1,364,684	(B)	$3,264,467
Cash and cash equivalents	7,620	—		7,620
Inventory of manufactured homes	6,226	22,904	(B)	29,130
Notes and other receivables, net	164,430	7,146	(B)	171,576
Other assets	65,921	39,407	(B), (C)	105,328
TOTAL ASSETS	$2,143,980	$1,434,141		$3,578,121

LIABILITIES
Debt	$1,407,317	$767,689	(D)	$2,175,006
Lines of credit	38,461	161,420		199,881
Other liabilities	126,598	66,130	(B)	192,728
TOTAL LIABILITIES	$1,572,376	$995,239		$2,567,615

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock	34	—		34
Common stock	411	54	(E)	465
Additional paid-in capital	1,359,315	269,446	(B), (E)	1,628,761
Accumulated other comprehensive loss	(277)	—		(277)
Distributions in excess of accumulated earnings	(799,805)	(23,000)	(F)	(822,805)
Total Sun Communities, Inc. stockholders' equity	559,678	246,500		806,178
Noncontrolling interests:
Series A-1 preferred OP units	43,840	—		43,840
Series A-3 preferred OP units	3,463	—		3,463
Series A-4 preferred OP units	—	192,402	(B), (G)	192,402
Common OP units	(35,109)	—		(35,109)
Consolidated variable interest entities	(268)	—		(268)
Total noncontrolling interests	11,926	192,402		204,328
TOTAL STOCKHOLDERS' EQUITY	571,604	438,902		1,010,506
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,143,980	$1,434,141		$3,578,121

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In thousands, except per share data)

					Pro Forma
	Six Months Ended	Green Courte	Pro Forma		Six Months Ended
	June 30, 2014 (H)	Communities	Adjustments		June 30, 2014
REVENUES
Income from real property	$173,602	$51,443	2,565	(I), (P)	$227,610
Revenue from home sales	24,936	—	—		24,936
Rental home revenue	19,135	1,072	—		20,207
Ancillary revenues, net	1,633	(77)	—		1,556
Interest	6,880	340	—		7,220
Brokerage commissions and other, net	382	560	—		942
Total revenues	226,568	53,338	2,565		282,471

COSTS AND EXPENSES
Property operating and maintenance	48,382	11,783	59	(I)	60,224
Real estate taxes	12,088	4,537	22	(I)	16,647
Cost of home sales	18,948	—	—		18,948
Rental home operating and maintenance	10,464	373	—		10,837
General and administrative - real property	16,206	—	—		16,206
General and administrative - home sales and rentals	5,619	—	—		5,619
Transaction costs	1,864	—	(271)	(J)	1,593
Depreciation and amortization	58,934	—	24,226	(K)	83,160
Interest	35,530	16,218	(1,298)	(I), (L)	50,450
Interest on mandatorily redeemable debt	1,609	—	—		1,609
Total expenses	209,644	32,911	22,738		265,293

Income before gain on dispositions, income taxes and distributions from affiliate	16,924	20,427	(20,173)		17,178
Gain on disposition of properties, net	885	—	—		885
Provision for state income taxes	(138)	—	—		(138)
Distributions from affiliate	800	—	—		800
Net income	18,471	20,427	(20,173)		18,725
Less: Preferred return to A-1 preferred OP units	1,336	—	—		1,336
Less: Preferred return to A-3 preferred OP units	91	—	—		91
Less: Preferred return to A-4 preferred OP units	—	—	5,850	(M)	5,850
Less: Amounts attributable to noncontrolling interests	1,242	—	(33)	(N)	1,209
Net income attributable to Sun Communities, Inc.	15,802	20,427	(25,990)		10,239
Less: Series A preferred stock distributions	3,028	—	—		3,028
Net income attributable to Sun Communities, Inc. common stockholders	$12,774	$20,427	$(25,990)		$7,211

Weighted average common shares outstanding:
Basic	39,060		5,390	(E)	44,450
Diluted	39,075		5,390	(E)	44,465

Earnings per share:
Basic	$0.33				$0.16
Diluted	$0.33				$0.16
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In thousands, except per share data)

					Pro Forma
	Year Ended	Green Courte	Pro Forma		Year Ended
	December 31, 2013 (H)	Communities	Adjustments		December 31, 2013
REVENUES
Income from real property	$313,097	$96,393	6,678	(O), (P)	$416,168
Revenue from home sales	54,852	—	—		54,852
Rental home revenue	32,500	992	—		33,492
Ancillary revenues, net	1,151	(437)	3	(O)	717
Interest	13,073	644	—		13,717
Brokerage commissions and other, net	549	642	4	(O)	1,195
Total revenues	415,222	98,234	6,685		520,141

COSTS AND EXPENSES
Property operating and maintenance	87,637	23,919	505	(O)	112,061
Real estate taxes	22,284	8,721	171	(O)	31,176
Cost of home sales	40,297	—	—		40,297
Rental home operating and maintenance	20,435	493	—		20,928
General and administrative - real property	25,941	—	—		25,941
General and administrative - home sales and rentals	9,913	—	—		9,913
Transaction costs	3,928	—	—		3,928
Depreciation and amortization	110,078	—	26,873	(K)	136,951
Interest	73,339	34,625	(4,386)	(O), (L)	103,578
Interest on mandatorily redeemable debt	3,238	—	—		3,238
Total expenses	397,090	67,758	23,163		488,011

Income before gain on dispositions, income taxes and distributions from affiliate	18,132	30,476	(16,478)		32,130
Provision for state income taxes	(234)	—	—		(234)
Distributions from affiliate	2,250	—	—		2,250
Net income	20,148	30,476	(16,478)		34,146
Less: Preferred return to A-1 preferred OP units	2,598	—	—		2,598
Less: Preferred return to A-3 preferred OP units	166	—	—		166
Less: Preferred return to A-4 preferred OP units	—	—	11,700	(M)	11,700
Less: Amounts attributable to noncontrolling interests	718	—	899	(N)	1,617
Net income attributable to Sun Communities, Inc.	16,666	30,476	(29,077)		18,065
Less: Series A preferred stock distributions	6,056	—	—		6,056
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$10,610	$30,476	$(29,077)		$12,009

Weighted average common shares outstanding:
Basic	34,732		5,390	(E)	40,122
Diluted	34,747		5,390	(E)	40,137

Earnings per share:
Basic	$0.31				$0.30
Diluted	$0.31				$0.30

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SUN COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	Derived from the Company’s unaudited consolidated balance sheet as of June 30, 2014.
(B)
Represents pro forma adjustments for the acquisition of the Communities. The purchase price of $1.321 billion has preliminarily been allocated to investment property, net ($1,364.7 million), inventory ($22.9 million), notes and other receivables ($7.1 million), other assets ($35.1 million of in-place leases and $1.4 million for other intangibles), fair value adjustment on assumed debt ($31.5 million), fair value adjustment on assumed leases ($66.1 million) and fair value adjustment on equity securities ($12.4 million). The Company allocated the preliminary purchase price of the Communities' tangible and intangible assets in accordance with ASC Topic 805, Business Combinations.

(C)	Other assets also includes pro forma adjustments of $2.9 million of estimated deferred financing costs associated with activity referenced in (D).
(D)
Represents the pro forma adjustments to debt for debt assumed (book value of $336.0 million and estimated fair value of $367.5 million) and anticipated financings of $198.2 million ("Pool 1") and $202.0 million ("Pool 2") to be completed by the second closing of the acquisition. Terms for Pool 1 include 2 years interest only, 30 year amortization based upon the 10 year Treasury plus 170 basis points, and 10 year maturity. Terms for Pool 2 include a rate of the 12.65 year interpolated Treasury plus 128 basis points, 30 year amortization, and 15 year maturity. Actual funding may be from different sources and the pro forma borrowings assumed herein may not be indicative of actual results.

(E)
Represents the pro forma adjustment for the Common Equity consideration to be issued. Estimate includes approximately 5.24 million shares issued at $50.00 per share, as well as shares issued in connection with the Subscription Agreement of 0.15 million at $50.00 per share.

(F)	Estimated prepayment fees net of assumption fees incurred by the Green Courte Entities of $13.0 million and estimated closing costs of $10.0 million.
(G)
Represents the pro forma adjustment for the Preferred Equity consideration to be issued. Estimate includes approximately 7.0 million units issued at $26.72 per unit, as well as units issued in connection with the Subscription Agreement of 0.2 million at $26.72 per unit.

(H)	Derived from the Company's consolidated statements of operations for the twelve months ended December 31, 2013 and six months ended June 30, 2014 (unaudited).
(I)
Pro forma adjustment for communities not owned by the Green Courte Entities for the entire period presented. Adjustments include income from real property of $498,000, property operating and maintenance of $59,000, real estate taxes of $22,000 and interest expense of $203,000.

(J)	Represents costs incurred through the period to acquire the Communities which are not included in the pro forma statements.
(K)
Represents depreciation expense based on the cost of investment property using the straight-line method over the useful life of 30 years for land improvements, 7 years for in-place lease intangibles and 5 years for other intangibles for the respective period presented. It is the Company's policy to record a half year of depreciation on land improvements in the year acquired or placed in service.

(L)
Represents the adjustment to approximate amount of incremental interest expense on debt anticipated to be refinanced, amortization of fair value adjustment on assumed debt and amortization of deferred financing costs associated with the refinancing referenced in (D) and interest expense on communities not owned by the Green Courte Entities for the entire period presented referenced in (I).

(M)	Represents the preferred return on the Preferred Equity referenced in (G) at 6.5% per annum for the respective periods presented.
(N)	Represents the proportionate share of income (loss) attributable to noncontrolling interests of the pro forma adjustments.
(O)
Pro forma adjustment for communities not owned by the Green Courte Entities for the entire period presented. Adjustments include revenue from real property of $2.5 million, ancillary revenues, net of $3,000, broker commissions and other, net of $4,000, property operating and maintenance of $0.5 million, real estate taxes of $0.2 million and interest expense of $0.9 million.

(P)
Includes pro-forma adjustment of $4.1 million and $2.1 million for the year ended December 31, 2013 and for the six months ended June 30, 2014, respectively, associated with the amortization of the fair value adjustment on assumed leases referenced in (B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: September 17, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Omnibus Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners, LLC, GCP REIT II, GCP REIT III, American Land Lease, Inc., Asset Investors Operating Partnership, L.P., Sun Communities, Inc., Sun Communities Operating Limited Partnership and Sun Home Services, Inc. *

2.2	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.3	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.4	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.5	Contribution Agreement, dated July 30, 2014, by and between Green Courte Real Estate Partners, LLC and Sun Communities Operating Limited Partnership*
2.6	Membership Interest Purchase Agreement, dated July 30, 2014, between Asset Investors Operating Partnership, L.P. and Sun Communities Operating Limited Partnership*
2.7	Membership Interest Purchase Agreement, dated July 30, 2014, between GCP REIT III and Sun Communities Operating Limited Partnership*
2.8	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT II*
2.9	Merger Agreement, dated July 30, 2014, by and between Sun Communities, Inc., Sun Maryland, Inc. and GCP REIT III*
2.10	Subscription Agreement, dated July 30, 2014, by and among Green Courte Real Estate Partners III, LLC, Sun Communities, Inc. and Sun Communities Operating Limited Partnership*
4.1	Form of Registration Rights Agreement among Sun Communities, Inc. and the holders of Registrable Shares*
4.2	First Amendment to Rights Agreement, dated July 30, 2014, by and between Sun Communities, Inc. and Computershare Trust Company, N.A. *
10.1	Form of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership*
23.1	Consent of Deloitte & Touche LLP

*Previously filed.